UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

September 5, 2013

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 5, 2013, Xi’an TCH Energy Technology Co., Ltd (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”) entered into a Biomass Power Generation Asset Transfer Agreement (the “Transfer Agreement”) with Pucheng Xin Heng Yuan Biomass Power Generation Corporation (the “Seller”), a limited liability company incorporated in China.

The Transfer Agreement provides for the sale to Xi’an TCH of a set of 12,000 KW biomass power generation systems (the "Transfer Assets") from the Seller. As consideration for the biomass power generation system, Xi’an TCH will pay to the Seller RMB 100,000, 000 (approximately $16,393,443) in the form of the common stock shares of the Company at the price of $1.87 per share with a total of 8,766,547 shares (the "Shares"). The exchange rate between U.S. Dollar and Chinese RMB in connection with the stock issuance is 1:6.1. The Company will file a Form S-3 Registration Statement to register the resale of the Shares for the Seller.

The Seller and Xi’an TCH have made customary representations, warranties and covenants in the Transfer Agreement. The description contained herein of the terms of the Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

On September 5, 2013, Xi’an TCH also entered into a Biomass Power Generation Project Lease Agreement (the “Lease Agreement”) with the Seller. Under the Lease Agreement, Xi'an TCH will combine the lease for the Transfer Assets with the lease for the 12,000 KW biomass power generation station of Pucheng Phase I project disclosed in the Form 8-K filed with SEC on July 6, 2010, under a single lease to the Seller for RMB 3,800,000 million (approximately $622,951) per month, and the term for the combined lease is from September 2013 to June 2025 and the lease agreement for the 12,000 KW station from Pucheng Phase I project ended with the execution of the Lease Agreement starting from September 1st, 2013.

The description contained herein of the terms of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

See Item 1.01 above.

The Shares issuable in connection with the transaction described at Item 1.01 of this report on Form 8-K will be issued by the Company in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of our securities pursuant to Regulation S of the Act. The Shares will be issued to non-U.S. persons (as such term is defined in Regulation S) in an offshore transaction relying on Regulation S. The Seller has acknowledged that the Shares to be issued have not been registered under the Act.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description
10.1	Biomass Power Generation Asset Transfer Agreement
10.2	Biomass Power Generation Project Lease Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: September 16, 2013	/s/ David Chong
David Chong, Chief Financial Officer